Exhibit 99.1

For Immediate Release:  November 12, 2008

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces 2008 Third Quarter Results

Results of Operations

Memphis, Tennessee…..November 12, 2008…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2008 third quarter and year-to-date results of operations. Net sales for the third quarter increased 0.3%, to $24.2 million from the $24.1 million recorded during the third quarter of 2007. Net sales for the first nine months of 2008 have increased 12.7%, to $97.8 million from $86.8 million in the first nine months of 2007. Adjusted EBITDA (defined below) for the third quarter increased 157.9%, to $4.2 million from $1.6 million in the third quarter of 2007. Adjusted EBITDA for the first nine months has increased 45.4%, to $24.2 million from $16.6 million in the first nine months of 2007. The Company’s net loss for the 2008 third quarter and year-to-date periods narrowed to $6.6 million and $8.3 million, respectively. During the comparable periods in 2007 the net loss was $22.8 million and $28.1 million, respectively. The 2007 periods included a charge of $13.0 million related to the initial establishment of a valuation allowance for deferred tax assets.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “While our overall sales momentum clearly slowed during the third quarter, we were still able to deliver golf revenue gains of approximately 3.0% and hold company revenue basically flat to the third quarter of 2007. Given the weaker retail and economic backdrop, and the marked slowdown in the golf industry during the last month of the quarter, we were reasonably pleased with the Company’s top line performance. Within our core steel golf shaft business, we continued to realize unit volume and revenue gains in both the True Temper and Project X brand families. This improvement has been driven by strong partnerships with leading golf club companies, as well as demand from individual golfers for our market leading premium shaft brands. In addition, although the current economic downturn has spread to a number of countries beyond our US borders, True Temper’s business throughout Asia remains strong, up 17.5% during the third quarter and 24.3% on a year-to-date basis. Our growth within the Japanese market in particular delivered a significant portion of our overall third quarter golf increase. Beyond our core golf business, we continue to place significant emphasis on our varied performance sports market initiatives. While the third quarter hockey revenue was off slightly, due primarily to the timing of certain product launches and reorder patterns of our OEM partners, we remain on track to achieve our full year goal of significant double digit revenue improvement. When combined with our golf results, overall revenue is now up nearly 13.0% on a year-to-date basis. This is just slightly below our original targets for the year, and given the headwinds faced by nearly all consumer goods companies, we feel the results are quite positive and somewhat encouraging.”

Mr. Hennessy continued, “While sales were relatively flat during the third quarter, we were able to increase Adjusted EBITDA approximately $2.5 million based on a number of profitability initiatives put in place during late 2007 and in the current year. In addition to the bottom line read-through of our 2008 price increase, we continue to see the improvement from lower commodity costs, a restructured medical plan, and efficiency gains in our global manufacturing facilities. While we are not yet at the levels we intend to be, we were pleased to continue to deliver year-over-year profitability improvement, especially during this more challenging global economic environment. Given the weakening in the overall US retail momentum, we have reacted quickly and decisively, taking action in both our variable and fixed cost base. Among a number of cost control initiatives enacted recently, we have reduced manufacturing employment by approximately 25% and adjusted salaried staffing levels accordingly, in anticipation of some challenging quarters ahead.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “We are in the midst of a consumer recession, an increasingly turbulent global economy, and one of the worst credit crisis in recent history. While the golf market has, historically, been quite resilient during difficult economic times, it would not be prudent to assume that it could come through this current global situation unscathed. While we will certainly deliver a record year in revenue for True Temper, we have modified somewhat our top line projections for the fourth quarter. Although we anticipate our overall fourth quarter revenue to be down compared to the very strong fourth quarter of 2007, we believe the Company will still end 2008 with sales above the $120 million level for the first time in our history. More importantly, we see a very solid lineup of new product launches scheduled for 2009. While there is certain to be some residual slowing as we enter 2009, we believe True Temper remains well positioned to achieve the best possible top line results during these challenging times, with our solid position in steel golf shafts, our growing share in graphite golf, and the continued expansion and diversification into performance sports categories.”

Mr. Hennessy continued, “At the close of the third quarter, we delivered LTM Adjusted EBITDA above the $30 million level for the first time in a number of years. While it is clearly not yet back to the historical levels we are targeting, we were pleased to break past this important profitability barrier, and we are working diligently to ensure that our Company continues to achieve this important financial metric. We do anticipate some negative impact from the current slowdown in the retail sporting goods industry, but we believe the steps taken during the past 90 days will help to offset a portion of the impact from the unit volume decline in sales. We have taken the difficult steps necessary to address our staffing levels in the manufacturing area as well as in our administration and salaried ranks. In the weeks and months ahead, we will also be addressing a number of fixed expenses in an ongoing effort to “right size” our manufacturing base in response to market forces. In addition, we will continue to improve manufacturing efficiency, and accelerate the productivity ramp-up at our three manufacturing sites globally. These efforts, combined with moderating overall commodity costs, should provide the platform for continued profitability gains throughout 2009, as we work diligently to once again achieve the historical EBITDA margins near 30%.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Friday, November 14, 2008 at 2:00pm Eastern Time. Interested parties may participate by calling 888-577-8994 or 517-308-9015 just prior to the start time. Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00pm Eastern Time on November 14, 2008 until 11:59pm Eastern Time on November 28, 2008. The replay may be accessed by calling 866-372-3811 or 203-369-0250.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company. This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements. All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance. However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements. Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission, and recently in item 1A, Risk Factors, in our 2007 Annual Report on Form 10-K, and in Part II, Item 1A of its Quarterly Report on Form 10-Q for the quarter ended September 28, 2008.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance. The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Quarter Ended		Year-To-Date
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
NET SALES	$24,203	$24,140	$97,764	$86,756
Cost of sales	17,535	20,073	64,627	62,244
GROSS PROFIT	6,668	4,067	33,137	24,512
Selling, general and administrative expenses	3,598	3,443	11,940	10,807
Amortization of intangible assets	3,734	3,731	11,203	11,205
Business development, start-up and transition costs	234	369	717	1,405
Loss on early extinguishment of long-term debt	—	—	—	755
OPERATING INCOME(LOSS)	(898)	(3,476)	9,277	340
Interest expense, net	5,553	6,306	17,378	18,585
Other expenses	81	5	148	27
LOSS BEFORE INCOME TAXES	(6,532)	(9,787)	(8,249)	(18,272)
Income tax expense	63	12,990	39	9,867
NET LOSS	$(6,595)	$(22,777)	$(8,288)	$(28,139)

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	September 28,	December 31,
	2008	2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,302	$4,722
Receivables, net	18,325	21,185
Inventories	34,402	28,418
Deferred tax assets	1,163	1,242
Prepaid expenses and other current assets	2,053	1,803
Total current assets	59,245	57,370

Property, plant and equipment, net	18,677	18,902
Goodwill	156,023	156,070
Intangible assets, net	108,201	119,396
Other assets	6,944	8,112
Total assets	$349,090	$359,850

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$5,987	$987
Accounts payable	6,969	7,979
Accrued expenses and other current liabilities	9,001	12,052
Total current liabilities	21,957	21,018

Deferred tax liabilities	10,060	10,139
Long-term debt, net of current portion	254,239	259,733
Other liabilities	8,908	10,959
Total liabilities	295,164	301,849

STOCKHOLDER’S EQUITY
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	122,673	118,648
Accumulated deficit	(63,456)	(55,168)
Accumulated other comprehensive loss, net of taxes	(5,291)	(5,479)
Total stockholder’s equity	53,926	58,001
Commitments and contingent liabilities	—	—
Total liabilities and stockholder’s equity	$349,090	$359,850

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Year-To-Date
	September 28,	September 30,
	2008	2007
OPERATING ACTIVITIES
Net loss	$(8,288)	$(28,139)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,438	2,210
Amortization of deferred financing costs	1,389	1,198
Amortization of intangible assets	11,203	11,205
Loss on disposal of property, plant and equipment	28	15
Loss on early extinguishment of long-term debt	—	755
Deferred income taxes	—	9,689
Changes in operating assets and liabilities, net	(9,310)	(7,580)
Net cash used in operating activities	(2,540)	(10,647)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(2,209)	(2,592)
Acquisition of business	—	(10,076)
Other investing activity	—	(76)
Net cash used in investing activities	(2,209)	(12,744)

FINANCING ACTIVITIES
Proceeds from issuance of bank debt	—	45,000
Capital contribution from True Temper Corporation	4,500	6,700
Principal payments on bank debt	(494)	(24,686)
Payment of debt issuance costs	—	(2,263)
Distribution to True Temper Corporation	(475)	—
Other financing activity	(202)	(177)
Net cash provided by financing activities	3,329	24,574

Net increase (decrease) in cash and cash equivalents	(1,420)	1,183
Cash and cash equivalents at beginning of period	4,722	3,055
Cash and cash equivalents at end of period	$3,302	$4,238

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets.  Adjusted EBITDA represents EBITDA plus business development, start-up and transition costs (excluding depreciation which is included in the add-back to arrive at EBITDA), impairment charges on long lived assets, loss on early extinguishment of long-term debt, severance related to the elimination of certain operations position including the position of Chief Operating Officer (“COO”), initial Sarbanes-Oxley compliance costs, one time legal fees associated with the termination of certain consent decrees, and management service fees.  Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Quarter Ended		Year-To-Date
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Operating income (loss)	$(898)	$(3,476)	$9,277	$340
Plus:
Depreciation	792	784	2,438	2,210
Amortization of intangible assets	3,734	3,731	11,203	11,205
EBITDA	3,628	1,039	22,918	13,755
Plus:
Business development, start-up and transition costs	234	369	623	1,405
Loss on early extinguishment of long-term debt	—	—	—	755
Severance related to elimination of COO position	—	—	—	240
Sarbanes-Oxley initial compliance costs	51	81	124	93
One time legal fees	125	—	125	—
Management services fee	125	125	375	375
Adjusted EBITDA	$4,163	$1,614	$24,165	$16,623

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	Quarter Ended		Year-To-Date
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Adjusted EBITDA	$4,163	$1,614	$24,165	$16,623
Cash interest payments	(7,741)	(8,587)	(19,131)	(18,930)
Cash income tax payments	(50)	(57)	(270)	(135)
Business development, start-up and transition costs	(234)	(369)	(623)	(1,405)
Severance related to elimination of COO position	—	—	—	(240)
Sarbanes-Oxley initial compliance costs	(51)	(81)	(124)	(93)
Management services fee	—	—	(250)	(250)
Cash contributions to pension plan	(2,013)	(107)	(2,607)	(212)
Changes in working capital requirements and other	980	3,936	(3,700)	(6,005)

Net cash used in operating activities	$(4,946)	$(3,651)	$(2,540)	$(10,647)